Exhibit 1 to
                     Debtors' Joint Reorganization Plan

                       Amended and Restated Financing
                        Agreement Commitment Letter












                                                            January 18, 2002


ZiLOG, Inc.
910 East Hamilton Avenue
Campbell, CA 95008
Attn: Perry Grace, Chief Financial Officer

         Re: Exit Financing Facility

Dear Mr. Grace:

It has been a pleasure working with you to provide ZiLOG, Inc. (the "Borrower") with a facility to refinance present debt in connection with the Borrower's confirmation plan, and to provide working capital loans thereafter. In connection therewith, The CIT Group/Business Credit, Inc. (the "Lender") is pleased to inform you that we have approved a secured committed credit facility in the amount of $15,000,000 (the "Line of Credit"), the terms and conditions of which are set forth below.

Borrower:         ZiLOG, Inc.
---------

Revolving Line of Credit
------------------------

1. A revolving line of credit evidenced by a financing agreement (the "Agreement") providing for revolving advances ("Revolving Loans") up to the lesser of (a) $15,000,000 or (b) the Borrowing Base. The Borrowing Base is the sum of the following, subject to any applicable sublimits and less any reserve as Lender may reasonably require:

           i) Domestic Accounts - 80% of acceptable and eligible domestic accounts receivable.

           ii) Foreign Accounts - the lesser of (a) 80% of acceptable and eligible foreign accounts receivable or the Foreign Accounts Sublimit. The Foreign Accounts Sublimit will initially be $5,000,000 until March 31, 2002, and will then reduce $500,000 per month, until the Foreign Accounts Sublimit reaches $ 2,500,000. However, if foreign accounts

           iii) are covered by the Working Capital Guarantee Program of the EXIM Bank, then the Foreign Accounts Sublimit will be permanently increased to $ 7,000,000.

           iv) Inventory - the lesser of (a) 40% of acceptable and eligible inventory, (b) 80% of the appraised auction sale value of acceptable and eligible inventory, as determined by an appraiser acceptable to the Lender, or
                    (c) $3,000,000 ("Inventory Sublimit").

Letter of Credit Subline
------------------------

2. Within the Line of Credit the Lender will assist the Borrower in opening both documentary and standby letters of credit for general business purposes. The aggregate amount of outstanding Letters of Credit may not exceed $5,000,000 ("Letter of Credit Sublimit"). All letters of credit shall be reserved from availability.

Term
----

3. The Agreement shall have an initial term of three (3) years, with automatic annual renewals (each term an "Anniversary Date"), unless terminated by either the Borrower or Lender. All obligations outstanding under the credit facility shall be due and payable in full upon any termination of the Agreement.

Interest Rate
-------------

4. Interest will be calculated, at borrowers option, as the Reference Rate per annum, or LIBOR plus 2.5% per annum. The Reference Rate is defined as the rate of interest per annum announced by JP Morgan Chase Bank ("Chase") from time to time as its prime rate in effect at its principal office in New York City. Such rate is not intended to be the lowest rate charged by Chase to its borrowers. LIBOR is defined as the London Interbank Offer Rates.

         Interest will be computed and payable monthly. Collections will be credited to the Borrower's account upon the Lender's receipt of good funds at its bank account in New York, New York.

Fees:
----

5. Commitment Fee: 0.5% of the Line of Credit, earned by Lender upon acceptance of Commitment Letter.

6. Closing Fee: 0.5% of the Line of Credit if the Agreement is consummated by June 1, 2002, and 1.0% of the Line of Credit if the Agreement is consummated after June 1, 2002, payable at closing.

7. Letter of Credit Fee: 1.5% per annum on the face amount of each standby or documentary Letter of Credit, payable monthly.

8. Un-Used Line Fee: 0.5% per annum on the unused portion of the Line of Credit.

9. Collateral Management Fees: $50,000 per annum, and $3,000 per month.

10. Early Termination Fee: Upon termination of the Agreement prior to an Anniversary Date Lender shall be entitled to either (a) if the termination occurs within one year from the closing date a fee equal to $150,000, or (b) if the termination occurs after one year from the closing date a fee equal to the Line of Credit multiplied by 0.5% per annum for the number of days from the Early Termination Date to the next Anniversary Date.

11. Other Fees: Standard fees typical for a financing transaction of this type, including all fees required by the Working Capital Guarantee Program of the EXIM Bank.

Collateral
----------

12. To secure the obligations due the Lender by the Borrower, the Borrower will grant the Lender a first and exclusive lien on all of the Borrower's present and future assets including, without limitation, accounts, inventory, trademarks, patents, general intangibles, equipment, (whether owned or leased), deposit accounts, investment property, the issued and outstanding stock of any subsidiaries of the Borrower and the proceeds of each of the foregoing (excluding Mod III collateral ).

Covenants
---------

13. The Agreement will contain such warranties, representations, covenants and events of default as are customary for financing transactions of this type.

Financial Covenants
-------------------

14. The Agreement will contain financial covenants as are customary for financing transactions of this type to be set at levels to be determined. However, such financial covenants will not be tested unless the sum of the Borrower's availability plus cash is less than $7,500,000.

Reporting Requirements
----------------------

15. The Agreement will include, among other things, the following reporting requirements:

         a)       monthly interim financial statements;
         b) year-end statements, which year-end statements must be certified by an independent public accountant mutually acceptable to each of us;
         c) monthly borrowing base statements, accounts receivable ledgers and accounts payable ledgers.

Out of Pocket Expenses
----------------------

16. You agree to reimburse us for all costs and expenses paid or incurred by us in connection with your account (before and after closing, whether or not this transaction is consummated) including but not limited to: legal and closing expenses, including fees and disbursements of our internal and outside counsel, filing and search fees, title insurance, appraisals, and travel expenses.

Conditions of Closing
---------------------

17. The foregoing is furnished as a means of affording the Borrower a guide to, and an outline of, the material terms and conditions of the commitment. Moreover, the foregoing is subject to:

         (a) Successful completion of all the above items;

         (b) After giving effect to all Revolving Loans and Letters of Credit to be extended at closing, the Borrower's excess revolving loan availability plus cash, at the closing only, shall be at least $15,000,000. Such requirement contemplates that all of the Borrower's debts, obligations and payables are then current in accordance with its usual business practices;

         (c) The execution and delivery of appropriate legal documentation which must be satisfactory in form and substance to Borrower and Lender and their respective counsels and to include such representations, warranties and covenants that are usual and customary for a transaction of this type;

         (d) The Lender's satisfaction with the financial condition of the Borrower and an updated examination of the books and records of the Borrower;

         (e) The absence of any material adverse change in the financial condition, business, prospects, profitability, assets or operations of the Borrower. It is understood and agreed that any adverse change in the terms, conditions, assumptions or projections supplied by the Borrower and on which the Lender based its decision to issue this letter may, in the Lender's reasonable business discretion, be construed by the Lender as a material adverse change;

         (f) Activation of Lender's cash dominion, by lock-box arrangements with Borrower's remittance Bank, currently Wells Fargo Bank. The standing wire or ZBA feature shall not be activated unless net availability together with unrestricted cash assets of Borrower average less than $10,000,000 for the prior month just ended;

         (g) Entry of a final, nonappealable order (the "Confirmation Order") of the United States Bankruptcy Court for the Northern District of California (the "Bankruptcy Court"), in form and substance satisfactory to the Lender, in its discretion, confirming the Borrower's Plan of Reorganization ("Plan") and authorizing and approving the transactions contemplated in the Credit Facility and finding that the Lender is extending credit to the Borrower in good faith, and prior to the entry of the Confirmation Order, be in full force and effect and shall not have been stayed, reversed, vacated or otherwise modified without the prior written consent of the Lender.

         (h) The Lender shall have received and the Lender, in its discretion, shall be satisfied with, the Borrower's proposed treatment of the Lender under the Plan, including payoff of the Existing Credit Agreement with the proceeds of the Credit Facility, and shall be reasonably satisfied with the remaining terms of the Plan and supporting projections, including, but not limited to, all agreements between the holders of the Borrower's outstanding bonds and the holders of the Borrower's equity interests.

         (i) The Borrower shall have signed and the Court shall have approved a Stipulation and Order Authorizing Use of Cash Collateral ("Cash Collateral Stipulation"), with respect to the Existing Credit Agreement in form and substance satisfactory to the Lender, which prior to entry of the Confirmation Order shall be in full force and effect and shall not have been stayed, reversed, vacated or otherwise modified without the prior written consent of the Lender, and no objections shall have been filed under the Cash Collateral Stipulation to the validity and priority of Lender's liens.

         (k) The Borrower's bondholders shall have accepted, by the requisite majorities, the Plan, and the Informal Group shall have approved the Confirmation Order, Credit Facility and related documents and Cash Collateral Stipulation.

         (l) There shall be no uncured or unwaived defaults by Borrower under any of Borrower's agreements or stipulations with Lender.

         (m) Terms and conditions of any other debt to be acceptable to Lender; provided that the Borrower may borrow up to $10,000,000 in its sole discretion so long as such borrowing is either (i) unsecured, or (ii) subject to a subordination agreement reasonably acceptable to Lender.

Confidentiality
---------------

18. This letter and the financing arrangements described herein are delivered with the understanding that neither this letter nor the substance of said proposed financing arrangements shall be disclosed by the Borrower to anybody outside of its organization, except to those professional advisors who are in a confidential relationship with the Borrower and require knowledge thereof to perform their duties (such as legal counsel, accountants and financial advisers), or where disclosure is required by law, or in connection with obtaining bankruptcy court approval and transactions contemplated thereunder with the prior written consent of Lender. No person, other than the parties signatory hereto, is entitled to reply upon this letter or any of its contents

This letter (a) embodies the entire agreement and understanding between the parties hereto with respect to the subject matter of this letter and supersedes all prior agreements, commitments, arrangements, negotiations or understandings, whether oral or written, of the parties with respect thereto, and (b) can be changed only by a writing signed by each of the parties hereto and shall bind and benefit each of such parties and their respective successors and assigns.




If the foregoing is acceptable to you, please so indicate by signing and returning to us the enclosed copies of this letter together with the Commitment Fee not later than the close of business on January 26, 2002, If not accepted by you as herein provided, this commitment shall expire at the close of business on January 26. If accepted, the financing offered herein will expire at the close of business on August 30, 2002 unless the documents contemplated hereunder have been fully executed. Upon our receipt from you of executed copies of this letter and the Commitment Fee, we will sign below to confirm our acceptance and return a fully executed copy to you. By signing and returning to us the enclosed copy of this letter, you hereby authorize us to prepare and file Uniform Commercial Code financing statements covering the Collateral in the appropriate filing office(s) prior to closing the proposed financing transactions, and you hereby ratify and confirm any and all such financing statements that we may file. Should the proposed financing transaction not close, we will forward to you Uniform Commercial Code termination statements for all such filings upon payment in full of all outstanding amounts owing to us hereunder. We welcome the opportunity to work with you on this transaction and we hope to hear from you soon. Should you have any questions or comments, please feel free to contact us at anytime.


                                            Very truly yours,

                                            THE CIT GROUP/BUSINESS CREDIT, INC.


                                            By:    /s/
                                                   ----------------------------
                                            Title:  Vice President

Read and Agreed to;

ZiLOG, Inc.


By:  /s/
     ---------------------------------

Title:

Commitment Letter Timely Accepted;

THE CIT GROUP/BUSINESS CREDIT, INC.


By:  /s/
     ---------------------------------
Title: